Exhibit 99.1

200 E. Nashville Avenue	Tel 251.446.6001	www.unitedbank.com
Post Office Box 8	Fax 251.446.6007	Member FDIC
Atmore, Alabama 36504
July 17, 2008
Mr. J. W. Trawick
1300 N. McKenzie
Foley, AL 36535
Dear Wayne:
     I am writing to confirm that, on Tuesday, when our Board was assembled at the Bank’s offices in Atmore, you informed me, and the five other members of the Board of Directors of United Bancorporation, Inc., who were present, that you were resigning from that Board of Directors, effective immediately, and that, as Chairman of the Board, I advised you that your resignation was accepted.

Very truly yours,
/s/ William J. Justice
William J. Justice,
Chairman of the Board